                                 EXHIBIT 4.4(f)



         First Amendment to the Revolving Credit Agreement dated as of

                               November 25, 1992

              among Hudson General Aviation Services Inc., various

   banking institutions named therein and The Chase Manhattan Bank of Canada,

                              as successor agent,

                           dated as of March 15, 1995





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                     HUDSON GENERAL AVIATION SERVICES INC./
               SOCIETE DE SERVICES HUDSON GENERAL (AVIATION) INC.

                                FIRST AMENDMENT

    FIRST AMENDMENT ("Amendment"), dated as of March 15, 1995, among Hudson General Aviation Services Inc./Societe de Services Hudson General (Aviation) Inc. ("Aviation"), the banking institutions party to the Credit Agreement referred to below (the "Banks"), and The Chase Manhattan Bank of Canada as successor agent for itself and the Banks (the "Agent"). The parties hereto hereby agree as follows:

    1. REFERENCE TO CREDIT AGREEMENT. Reference is made to (a) the Revolving Credit Agreement, dated as of November 25, 1992 (the "Credit Agreement"), among Hudson General Aviation Services Inc./Societe de Services Hudson General (Aviation) Inc., the banking institutions named therein and Bank of Boston Canada as agent for itself and the other banking institutions and (b) the Resignation and Appointment Agreement, dated as of May 1, 1995, whereby Bank of Boston Canada resigns as agent and The Chase Manhattan Bank of Canada is appointed as agent for itself and the other banking institutions under the Credit Agreement and the other Loan Documents. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as therein.

    2. AMENDMENT OF CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

    (a) Section 2.1(a) of the Credit Agreement is hereby amended by deleting "1%" where it appears in the first line thereof and substituting therefor "1/2%".

    (b) Section 2.1(b) of the Credit Agreement is hereby amended by deleting "1-3/4%" where it appears in the first line thereof and substituting therefor "1-5/8%".

    (c) Section 7.1 of the Credit Agreement is hereby amended by deleting "Bank of Boston Canada" where it appears in the fifth and sixth lines thereof and substituting therefor "The Chase Manhattan Bank of Canada".

    (d) Section 7.7 of the Credit Agreement is hereby amended by deleting "Bank of Boston" where such phrase appears in the first and sixth lines thereof and substituting therefor, "the Agent".

    (e) Section 7 of the Credit Agreement is hereby amended by adding the following new section after Section 7.14 thereof.

             7.15 Agent's Fee. Aviation shall pay to the Agent annually in advance, for the Agent's own account, on May 1, 1995 and on each anniversary of the Funding Date to occur after such date during the term of this Agreement, an Agent's fee in the amount of $10,000.


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    (f)      Section 10.11 of the Credit Agreement is hereby amended by deleting the phrase "assign to one or more banks or other financial institutions having total capital and surplus of $100,000,000 or more" where such phrase appears in the second and third lines thereof, and substituting therefor the phrase "assign to one or more Banks or to one or more banks or other financial institutions having total capital and surplus (including the capital and surplus of such entity's parent) of $100,000,000 or more".

    (g) The definition of "Commitment Percentage" set forth in Exhibit A to the Credit Agreement is hereby amended by deleting such definition in its entirety, and substituting therefor the following:

                 Commitment Percentage - With respect to each Bank, the
             percentage set forth opposite its name below as such Bank's percentage of the aggregate Commitments of all of the Banks (subject to adjustments permitted by the terms of the Agreement):

                                                                    Commitment
                 Bank                                               Percentage
                 ----                                               ----------
                 Chase Canada                                       80.2469136%
                 ABN Canada                                         19.7530864%

                 Total                                                 100%

    (h) The definition of "Initial Revolving Period" set forth in Exhibit A to the Credit Agreement is hereby amended by deleting "December 31, 1994" where it appears therein and substituting therefor "December 31, 1996".

    (i) The definition of "Prime Rate" set forth in Exhibit A to the Credit Agreement is hereby amended by deleting such definition in its entirety, and substituting therefor the following:

             Prime Rate - At any time shall mean the higher of (a) the rate which is 1% in excess of the Canadian Bankers Acceptance Reference Rate (as determined by the Agent) in effect at such time and (b) the annual rate of interest which the Agent announces from time to time as its "prime rate" for commercial loans made in Canada in Canadian dollars.

    (j) The definition of "Reduction Commencement Date" set forth in Exhibit A to the Credit Agreement is hereby amended by deleting "December 31, 1994" where it appears therein and substituting therefor "December 31, 1996".

    (k) The definition of Revolving Credit Note(s) set forth in Exhibit A to the Credit Agreement is hereby amended by deleting such definition in its entirety, and substituting therefor the following:

             Revolving Credit Note(s) - The revolving credit note(s) described in Section 1.2 of the Credit Agreement, and any replacement of any such note, including, without limitation, the Restated Revolving Credit Note dated March 15, 1993 and restated May 1, 1995 and executed and delivered by Aviation in favor of Chase Canada.


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         3.      REGARDING REVOLVING CREDIT NOTES AND THE REVOLVING CREDIT LOAN
MATURITY DATE. Aviation hereby authorizes each Bank to change the Revolving Credit Loan Maturity Date set forth in such Bank's existing Revolving Credit Note to December 31, 2000. In accordance with Paragraph 1.4(b) of the Credit Agreement, Aviation hereby represents and warrants to the Banks that each of the conditions precedent to the making of a Loan set forth in Paragraph 4 of the Credit Agreement (except for any conditions specifically relating only to the Funding Date) has been satisfied as of the date hereof. Each of the Banks hereby agrees to deliver to Aviation a copy of such Bank's existing Revolving Credit Note as modified as set forth herein.

         4. REPRESENTATIONS AND WARRANTIES. In order to induce the Banks to enter into this Amendment, Aviation represents and warrants to the Banks that (a) this Amendment and the Credit Agreement as amended hereby (the "Amended Credit Agreement") are its legal, valid and binding obligations, enforceable against Aviation in accordance with their terms, (b) this Amendment and the Amended Credit Agreement do not conflict with any charter document, agreement, instrument or undertaking binding upon Aviation or any of its properties, and (c) no Default, or situation which with the giving of notice or the passage of time or both would become a Default, now exists or will exist after giving effect to this Amendment.

         5. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date hereof upon satisfaction of each of the conditions precedent set forth in this Section 5:

         (a) Delivery. Aviation, the Banks, the Agent and the Guarantors shall have executed and delivered this Amendment.

         (b) Amendment to U.S. Loan Agreement. An amendment to the U.S. Loan Agreement which is satisfactory to the Banks and the Agent in all respects shall have been executed and delivered by each of Hudson General and the lenders which are parties to the U.S. Loan Agreement, such amendment shall extend the Initial Revolving Period under and as defined in the U.S. Loan Agreement to December 31, 1996, and such amendment shall be in full force and effect.

         (c) Corporate Standing and Action. Each of the Banks shall have received (i) a Certificate of Compliance from Industry Canada as to the good standing of Aviation as of a recent date, and (ii) a certificate of an Authorized Officer of Aviation, dated the date hereof, certifying (A) that attached thereto is a true and complete copy of the Articles of Amalgamation, all Shareholder Agreements and the bylaws of Aviation, each as amended to the date hereof or that the Articles of Amalgamation, Shareholder Agreements and bylaws of Aviation have not been modified, amended or supplemented since the Funding Date, (B) that attached thereto is a true and complete copy of resolutions of the Sole Director of Aviation authorizing the execution and delivery of this Amendment, which resolutions are in full force and effect without modification on the date hereof, and (C) the incumbency and signatures of the officers of Aviation or that there have been no changes in such incumbency and signatures since the Funding Date.


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         (d)     Opinions of Counsel.  Each of the Banks and the Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the date hereof, in form and substance satisfactory to the Banks and the Agent, from each of Noah Rockowitz, Secretary and counsel to Aviation, and Fraser & Beatty, Ontario legal counsel to Aviation.

         (e) Assignment. Bank of Boston shall have assigned all of the Revolving Credit Loans owing to it and the Revolving Credit Note held by it to Chase Canada in accordance with Section 10.11 of the Credit Agreement as amended hereby.

         (f) Resignation of Agent. Bank of Boston shall have resigned as Agent under the Credit Agreement and each of the Security Documents and Chase Canada shall have been appointed as the successor Agent under the Credit Agreement and each of the other Loan Documents, in each case in accordance with
Section 7.6 of the Credit Agreement and pursuant to documentation which is satisfactory to the Banks in all respects. Bank of Boston, Chase Canada, Aviation and each of the Guarantors shall have executed and delivered all such documents and instruments, including, without limitation, amendments to the Security Documents, as are necessary to give effect to the above described resignation and appointment, and all such documents and instruments shall be in full force and effect and satisfactory to the Banks in all respects.

         (g) Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Amendment and all documents incident hereto shall be satisfactory in form and substance to the Agent, and the Agent shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

         6. MISCELLANEOUS. The Amended Credit Agreement and all of the Loan Documents including, without limitation, the Assignment, Postponement and Subordination and Intercreditor Agreement, are each confirmed as being in full force and effect. This Amendment, the Amended Credit Agreement and the other Loan Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior understandings and agreements, whether written or oral. This Amendment and the Credit Agreement shall be read and construed as one agreement, and, except as expressly amended hereby, the Credit Agreement remains unchanged. The headings in this Amendment are for convenience of reference only and shall not alter, limit or otherwise affect the meaning hereof. This Amendment is a Loan Document as defined in the Amended Credit Agreement and may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and permitted assigns. Aviation shall pay all costs and expenses, including reasonable legal fees and disbursements of the Agent's counsel, incurred by the Agent in preparing this Amendment (but not the legal fees and disbursements of Agent's counsel incurred in preparation of the assignment and purchase documents executed in connection with the assignment described in
Section 5(e) hereof or in the preparation of the resignation and appointment documents and the amendments to the Security Documents referred to in Section 5(f) hereof). THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE PROVINCE OF ONTARIO AND LAWS OF CANADA APPLICABLE THEREIN.


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         IN WITNESS WHEREOF, each of the undersigned has executed this
Amendment under seal by a duly authorized officer as of the date first set forth above.

                                       HUDSON GENERAL AVIATION
                                       SERVICES INC./SOCIETE DE SERVICES
                                       HUDSON GENERAL (AVIATION) INC.


                                       By:______________________________
                                        Title:

                                       THE CHASE MANHATTAN BANK
                                       OF CANADA, FOR ITSELF AND AS AGENT


                                       By:______________________________
                                        Title:

                                       ABN AMRO BANK CANADA


                                       By:______________________________
                                        Title:

         The foregoing amendment is acknowledged and agreed to by the following
Guarantors:

                                       HUDSON GENERAL CORPORATION


                                       By:______________________________
                                        Title:

                                       HUDSON AVIATION SERVICES, INC.
                                       CALIFORNIA


                                       By:_______________________________
                                        Title:


                                       HUDSON AVIATION SERVICES, INC.
                                       DELAWARE


                                       By: _______________________________
                                        Title:





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


                                       HUDSON GENERAL COACH LINES,
                                       INC.


                                       By: _______________________________
                                        Title:


                                       HUDSON AVIATION SERVICES, INC.


                                       By: _______________________________
                                        Title


                                       HUDSON AVIATION SERVICES - OAKLAND, INC.


                                       By: _______________________________
                                        Title:

Consented to:

THE FIRST NATIONAL
  BANK OF BOSTON


By:__________________________
 Title:





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